Exhibit 99.2

TERMINAL AGREEMENT

     This Terminal Agreement, effective as of the week beginning Monday, May 30, 2005 by and between XRG Logistics, Inc., a Florida corporation or its assigns with its main headquarters located at #3 Crafton Square, Pittsburgh, PA 15205, a contract Carrier of general commodities operating by the authority of the Federal Highway Administration (FHA) and applicable Public Utility Commission(s) hereinafter referred to as “Carrier” and Highway Transport, Inc. (“HTI”) hereafter referred to as “Agent”.

I. Premises

     Witnesseth: Whereas Carrier agrees to hire Agent as their representative at his principal office located at, to be identified as TERMINAL NUMBER, or whatever terminal designation at a later date and to solicit commodities Carrier is authorized to haul interstate by the authority of the FHA and intrastate by the authority of the applicable Public Utility Commission and to direct the transportation of shipments on a commission basis on behalf of Carrier to points and places Carrier is authorized to serve by the FHA or applicable Public Utility Commission.

     Whereas, Agent agrees to represent Carrier as Terminal Manager and to solicit commodities Carrier is authorized to haul by authority of the FHA or applicable Public Utility Commission on behalf of Carrier as set forth above for the consideration here-in-after stated; and

     WHEREAS, Agent agrees to utilize the Carrier on an exclusive basis.

     Now, it is therefore mutually agreed between the parties hereto as follows:

II. Terms and Conditions

A. Responsibility of Carrier

     (1) Carrier agrees to assign a series of Bill of Ladings / delivery receipt forms to be used on all shipments billed by Carrier. Carrier also agrees to provide all necessary legal documentation and paperwork required to properly represent Carrier on interstate and intrastate shipments, including but not limited to: certificates of insurance, copies of all operating authorities, equipment trip leases, driver and vehicle applications, maintenance reports, and a copy of carrier’s applicable rate schedules.

     (2) Carrier agrees to pay commissions on line hauls, excluding accessorial charges.

     (3) Carrier agrees to present to Agent a weekly summary of account standings and a weekly report itemizing all shipments received for that process week in addition to an account of commissions due. (Commission reports will be provided weekly, with a one-week delay for processing time allowance.)

     (4) Carrier shall pay Agent for services rendered by Agent pursuant to Section II.B as follows:

          (a) 87% of invoice amount on shipments that are secured, processed and supervised under the direction of Agent, less the related expenses paid including the compensation to a permanently leased truck or trip-leased truck. The intent is that any or all expenses are not to exceed 87% of the total revenue invoiced. The intent is that linehaul expenses (not to include any accessorials)

are not to exceed 87% of the total invoiced linehaul revenue

          (b) 50% of the difference between Gross freight revenue less purchased transportation for loads brokered to other carriers.

NOTE: Revenue collected by Carrier for driver assistance in loading or unloading; fuel surcharges; truck ordered not used, detention of drivers and/or vehicle storage, and special hauling permits will not be included in the invoice amounts for Agent commissions if paid entirely to the truck or trucking company. These amounts are paid when collected by XRG Logistics.

     (5) Carrier will not be responsible for any expenses incurred for the operation of the agent’s terminal; i.e. telephone, rents, utilities, taxes, employee expenses, or any other expenses incidental to the operation of the agent’s terminal.

B. Responsibility of Agent

     (1) Agent agrees to submit to corporate office all legal documentation and properly prepared paperwork pertaining to each shipment as required by the Carrier and all regulatory commissions including but not limited to the Federal Highway Administration, U.S. Department of Transportation and will assure Carrier that all drivers whose services are enlisted by Agent are in compliance with all Federal Motor Carrier Safety Regulations as set forth in title 49 code of Federal Regulations, Parts 40, 325, 382, 383, 385, 386, 387, 390-397, and 399. (Carrier has provided Copy of which to Agent.) Agent also agrees to submit all documentation necessary for Carrier to secure payment from shippers on a timely basis. Agent agrees to report daily activity concerning dispatch. Agents found to be in violation of any part of this provision will be responsible for all costs and or fines incurred upon Carrier by any regulatory commission.

     (2) Agent agrees and understands that terminal checks, if available, are to be used exclusively in payment of transportation services.

     (3) Agent agrees to be responsible for all freight charges from customers that are listed on carriers “No Load” list. This list will include customers that have a history of either slow or bad payment schedules. No commissions will be paid until payment is received by carrier for the shipment.

     (4) Agent agrees to allow Carrier to conduct reasonable credit investigation on customers secured by Agent prior to performing any transportation services, and to abide by credit terms, or to be at risk for receivables. Credit insurance will be available to Agent at a cost to be agreed to by the parties. If an account is credit approved, Agent is liable for commission earned on open invoices only.

     (5) Agent agrees to be responsible for all monies on company checks that are stolen or lost and cashed before notifying Carrier of loss of checks. Agent also agrees and understands that he/she is responsible for all checks cashed by fraudulent, deceptive misrepresentation of company business.

     (6) Agent agrees to be responsible for all monies paid out that result in overpayment to Owner / Operator or contractors under the direction of Agent.

     (7) Agent agrees to be responsible for all overcharge claims that are a result of incorrect freight rates or billing errors of the agent.

     (8) Agent agrees to be responsible for insurance deductible on cargo losses that cannot be recuperated from their owner/operators.

     (9) Agent agrees to be responsible for the protection of freight bills, Company checks, permits, stickers, fuel decals and any other company documents in their possession.

     (10) Agent has no authority to speak on behalf of the Carrier to any outside media or to any regulatory agency of a State, Federal Government, to legal counsel, or any other professional or consulting service. Agent has no authority to represent Carrier or enter into any contractual agreements or legal proceedings without prior written consent from the President of the Carrier.

     (11) Agent agrees that it shall utilize the Carrier on an exclusive basis. Agent will not use the services of any other Carrier during the term of this Agreement. Agent acknowledges that this exclusivity is supported by good and valuable consideration.

C. Indemnification

     (1) Agent shall indemnify and save harmless Carrier from any and all claims, loss or damage of any kind whatsoever, including direct, indirect, incidental or consequential damages, along with costs including reasonable attorney’s fees connected therewith, brought by any person or persons arising out of, directly or indirectly, agent’s negligent or unlawful transportation of property or for any other negligent or unlawful performance in connection with this agreement.

D. Term/Default

     The term of this Agreement shall be for five (5) years commencing on the date first written above, and shall be automatically renewed from year to year thereafter until such time as this Agreement is terminated wholly or in part by either party upon 30 days prior written notice. In the event that either party shall fail to perform any covenant or condition required under this agreement to be performed by that party, and such default in performance shall have continued for a period of thirty (30) consecutive days after notice thereof given by the non-defaulting party, then the non-defaulting party may declare the other party in default. Upon declaration of default, the non-defaulting party may elect to treat this agreement as immediately terminated. Each party shall have the right of specific performance as a remedy for a breach of this Agreement. Each party shall have the right to seek a temporary restraining order, injunction or other equitable relief in order to enforce the provisions of this Agreement, including but not limited to the Agent’s covenants to utilize the services of the Carrier on an exclusive basis. Venue shall be permissive in any court of competent jurisdiction.

     Notwithstanding anything to the contrary in this Agreement, if XRG does not fund COMDATA or its successor (i.e. fuel bills) or driver payments immediately when due or make settlement of commissions on HTI invoices in presently available funds by wire transfer on or before Noon on Tuesday of each week for the previous week’s business in accordance with the Commission Schedule and the Terminal Agreement, and fails to cure such default within a twenty-four (24) hour period after receiving written notice sent by electronic mail or facsimile, the same shall constitute a major funding default hereunder (“Major Funding Default”). If during any rolling 30-day period XRG should suffer or permit to occur two (2) Major Funding Defaults, then HTI shall have the right to terminate the Terminal Agreement and in such event HTI shall have no further liability or obligation to XRG. It is understood that COMDATA or its successor will be used to advance fuel for loads only, and that the system will not be used for any other funding purpose.

     No party shall be in default if failure to perform any obligation hereunder is caused by supervising conditions beyond that party’s control, including acts of God, weather conditions (i.e. hurricanes, floods, tornadoes), civil commotion, suspension or delays in electronic funds transfers due to acts beyond the control of either party, fuel shortages or rationing, strikes, labor disputes and governmental demands or requirements. In addition, to the extent there is a bona fide disagreement as to the propriety of a disbursement obligation, the failure to make a required funding shall not constitute an event of default hereunder, provided that XRG has acted in good faith based upon proper documentation and provides timely notice to HTI as to the basis for the dispute.

E. Modifications and Effectiveness

     It is agreed that there are no oral representations, agreements or understandings affecting this agreement and that any future representations, agreements, understandings or waivers to be binding upon the parties hereto, must be reduced to writing by way of either addendum to or revisions thereof to the original agreement.

     Either party’s failure strictly to enforce any provision of this Agreement shall not be construed as a waiver thereof excusing the other party from performance.

F. Assignment

     It is agreed that the Carrier may with the consent of the Agent, which consent will not be unreasonably withheld, assign this Agency Agreement to any party including any operating subsidiary of the parent company of XRG Logistics, Inc. XRG, Inc., or any designate of XRG, Inc. Agent shall have the right to assign this Agreement to an entity in which the Agent or its shareholders controls, with the consent of the Carrier, whose consent shall not be unreasonably withheld.

III. Execution

     IN WITNESS WHEREOF, Carrier and Agent, intending to be legally bound, do hereby sign this agreement on the above date first written which shall be the effective date.

Agent:		Carrier:
XRG Logistics, Inc.

By:	/s/ Ed Brown	By: /s/Richard Francis

Its: President

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